Exhibit 5.3

Mayer Brown LLP 201 S. Main St. Salt Lake City, UT 84111

United States of America T: +1 801 907 2700 www.mayerbrown.com

January 17, 2024

TransCanada PipeLines Limited 450 - 1 Street S.W. Calgary, Alberta, Canada, T2P 5H1

Ladies and Gentlemen:

We hereby consent to the references to this firm under the captions “Legal Matters” and “Documents Filed as Part of the Registration Statement” in the prospectus included as part of the registration statement on Form F-10 of TransCanada PipeLines Limited.

In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Mayer Brown LLP

Mayer Brown LLP

Mayer Brown is a global services provider comprising an association of legal practices that are separate entities including
Mayer Brown LLP (Illinois, USA), Mayer Brown International LLP (England), Mayer Brown (a Hong Kong partnership)
and Tauil & Chequer Advogados (a Brazilian partnership).